                                                                 Exhibit 9(d)
                                   APPENDIX A
                                     to the
                 AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                                    between
                           Compass Capital Funds/SM/
                          (previously The PNC(R) Fund)
                                      and
                                   PFPC Inc.
                                      and
                           Compass Distributors, Inc.

______________________________________________________________________________

Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

U.S. Treasury Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

New Jersey Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Ohio Municipal Money Market Portfolio (Institutional Shares, Services Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Pennsylvania Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

North Carolina Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Virginia Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Managed Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Intermediate Government Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

New Jersey Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Ohio Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Pennsylvania Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Government Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Core Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Low Duration Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Intermediate Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Multi-Sector Mortgage Securities Portfolio III (Institutional Shares)

Large Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Large Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Index Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Small Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Balanced Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Small Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Select Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Emerging Markets Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Mid-Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Mid-Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

BlackRock Non-Dollar Portfolio I (Institutional Shares)

BlackRock Non-Dollar Portfolio II (Institutional Shares)

International Small Cap Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Release.  "Compass Capital Funds" and "Trustees of Compass Capital Funds" refer
-------
respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "Compass Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

                                 [End of Text]

Agreed to and accepted as of ________________, 1997.

COMPASS CAPITAL FUNDS/SM/

By:_______________________________________
Name:
Title:


PFPC INC.

By:_______________________________________
Name:
Title:


COMPASS DISTRIBUTORS, INC.

By:_______________________________________
Name:
Title:

                                   APPENDIX B
                                   ----------


                          Administration Fees Payable
                     With Respect to Compass Capital Funds


I.  Portfolios                          Fund-Based Administration Fees
    ----------                          --------------------------------------

All Portfolios.                         Administrators are entitled to receive a
                                        combined fee, computed daily and payable monthly, at an annual rate of .045% of the first $500 million of each Portfolio's average daily net assets;
                                        .025% of the next $500 million of each
                                        Portfolio's average daily net assets;
                                        and .005% of each Portfolio's average
                                        daily net assets in excess of $1
                                        billion.

                                        Class-Specific Administration Fees -
                                        --------------------------------------
                                        All Share Classes Except BlackRock
                                        ----------------------------------
II.  Portfolios                         Shares
     -----------                        ------

 Managed Income, Core Bond,             Administrators are entitled to receive a
 Intermediate Government Bond,          combined fee, computed daily and payable
 Tax-Free Income, New Jersey Tax-Free   monthly, at an annual rate of .155% of
 Income, Ohio Tax-Free Income,          average daily net assets allocated to
 Pennsylvania Tax-Free Income, Low      each class of shares.
 Duration Bond, Intermediate Bond,
 International Bond, Multi-Sector
 Mortgage Securities Portfolio III,
 Government Income, BlackRock
 Non-Dollar Portfolio I and BlackRock
 Non-Dollar Portfolio II Portfolios.


 Money Market, Municipal Money Market,  Administrators are entitled to receive a
 U.S. Treasury Money Market, Ohio       combined fee, computed daily and payable
 Municipal Money Market, New Jersey     monthly, at an annual rate of .105% of
 Municipal Money Market, Pennsylvania   average daily net assets allocated to
 Municipal Money Market, North          each class of shares.
 Carolina Municipal Money Market and
 Virginia Municipal Money Market
 Portfolios.


 Large Cap Value Equity, Large Cap      Administrators are entitled to receive a
 Growth Equity, Small Cap Value         combined fee, computed daily and payable
 Equity, International Equity, Index    monthly, at an annual rate of .155% of
 Equity, Balanced, Small Cap Growth     average daily net assets allocated to
 Equity, Select Equity, Mid-Cap Value   each class of shares.
 Equity, Mid-Cap Growth Equity,
 International Emerging Markets and
 International Small Cap Equity
 Portfolios.


                                        Class-Specific Administration Fees -
                                        --------------------------------------
III.  Portfolios                        BlackRock Shares
      ----------                        ----------------

All Portfolios.                         Administrators are entitled to receive a
                                        combined fee, computed daily and payable monthly, at an annual rate of .025% of average daily net assets allocated to each BlackRock share class.

Release.  "Compass Capital Funds" and "Trustees of Compass Capital Funds" refer
-------
respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "Compass Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Company must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.


Agreed to and accepted as of __________, 1997.

COMPASS CAPITAL FUNDS/SM/

By:_________________________
Name:
Title:


PFPC INC.

By:_________________________
Name:
Title:


COMPASS DISTRIBUTORS, INC.

By: _________________________
Name:
Title: